TERMINATION AND RELEASE AGREEMENT

      This TERMINATION AND RELEASE AGREEMENT, dated as of October 4, 2005 (this "Agreement"), by and between Cirilium Holdings, Inc., a Delaware corporation (the "Company") and Timothy M. Simpson ("Consultant").

            WHEREAS, Consultant has provided consulting services to the Company pursuant to that certain consulting agreement dated May 3, 2004 (the "First Consulting Agreement"), and has served as the Company's President and Chief Operating Officer since July 29, 2004.

            WHEREAS, pursuant to a Stock Option Award Agreement dated May 21, 2004 ("Stock Option Award") Consultant was granted options to purchase an aggregate of 150,000 shares of the Company's restricted common stock ("Options"), vesting equally over a three year period, commencing on the first anniversary of the Stock Option Award.

            WHEREAS, the Company and Consultant each wish to (i) terminate the First Consulting Agreement in its entirety, (ii) waive and release the other party's future obligations under the First Consulting Agreement, and all claims or liabilities which it may have against such other party as of the date of this Agreement, including, without limitation, pursuant to the First Consulting Agreement, and (iii) agree with the other party upon certain other terms related to the foregoing.

            NOW, THEREFORE, in consideration of the foregoing, and the mutual terms, covenants and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            1. Termination of First Consulting Agreement.

            (a) Effective October 4, 2005 ("Effective Date"), the First Consulting Agreement is hereby terminated in its entirety and Consultant hereby resigns voluntarily as an officer of the Company and any of its subsidiaries. Each of the Company and Consultant hereby acknowledges that no further obligations remain outstanding under the First Consulting Agreement as of the date hereof.

            (b) Each party hereto, at its own expense, shall, or shall cause its respective representatives and agents to, promptly return to the other party hereto any and all information, documents or other materials relating to or containing confidential or proprietary information of such other party hereto which are, and any and all other property of the other party hereto which is, in such party's possession, care or control, regardless of whether such materials were created or prepared by such party and regardless of the form of, or medium containing, such information, documents or other materials or other property.

            2. Consideration. In consideration for Consultant executing this Agreement, the parties hereto agree as follows:

            (a) Second Consulting Agreement. Upon execution of this Agreement by the Company and Consultant, the Company and Consultant shall execute and deliver to each other counterpart signature pages to the form of certain Consulting Agreement attached hereto as Exhibit A (the "Second Consulting Agreement").


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            (b) Grant of Restricted Stock. In addition, the Company shall deliver to Consultant One Million (1,000,000) shares of the Company's unregistered, restricted common stock on the Effective Date.

            (c) Vesting of Stock Options. The Company shall accelerate the vesting of the Options previously granted to Consultant such that all of the Options shall be fully vested and immediately exercisable on the Effective Date. Consultant's right to exercise the Options shall be governed by the terms and conditions of the applicable Company Stock Incentive Plan and Stock Option Award between Consultant and the Company, including periods after termination for the exercise of the Options, except as expressly modified by this Agreement. Consultant confirms that he has read and understood the terms and conditions of the Stock Incentive Plan and his Stock Option Award and understands his responsibilities contained therein, including the procedures for exercise of stock options contained therein. Except as otherwise noted herein, nothing in this Agreement is intended to otherwise supersede or modify the terms and conditions of the Company's Stock Incentive Plan or any agreements issued in connection with those plans. The Company shall not be responsible for the payment of any exercise price or taxes due in connection with the exercise of such Options.

      3. Representations and Warranties of the Consultant. The Consultant hereby acknowledges that the shares of restricted common stock issued pursuant to this Agreement will be restricted and have not (and will not, upon issuance, have) been registered under the Securities Act or any state securities laws and may be resold only if registered pursuant to the provisions thereunder or if an exemption from registration is available. The Consultant does not intend to dispose of all or any part of the shares of Restricted Stock except in compliance with the provisions of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws. The Consultant hereby acknowledges and agrees that the Company may insert the following or similar legend on the face of the certificates evidencing such shares, if required in compliance with the Securities Act or state securities laws:

"THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO THE ISSUER THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE."

      4. Release.

            (a) Consultant, for itself and its affiliates, successors, assigns, representatives and agents (hereinafter individually and collectively referred to as the "Releasor"), for good and valuable consideration from the other party hereto, the receipt and sufficiency of which are hereby acknowledged, hereby irrevocably, unconditionally and completely releases and forever discharges the Company and its respective past and present officers, directors, employees, stockholders, affiliates, subsidiaries, predecessors, successors, assigns, representatives and agents (hereinafter individually and collectively referred to as the "Releasee"), from (i) any and all actions, causes of action, claims, demands, losses, liabilities, agreements, understandings, costs and expenses of every kind and nature (including, without limitation, attorneys fees and legal costs), at law or in equity, whether known or unknown, suspected or unsuspected, which the Releasor now has, may have or has ever had against the Releasee, from the beginning of the world to the mutual execution of this Agreement, arising out of or in connection with the First Consulting Agreement or otherwise (each, a "Claim"), or (ii) any and all past, present and future obligations which the Releasee may have to the Releasor, from the beginning of the world to the mutual execution of this Agreement, pursuant to the First Consulting Agreement or otherwise (each, a "Performance Right"), other than the obligations provided for in this Agreement.


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            (b) Each Releasor party to this Agreement represents to the relevant
Releasee that, as of its execution and delivery of this Agreement, such Releasor is the sole owner of all right, title and interest in and to all Claims and Performance Rights, and the Releasor has not entered into any agreement relating to the assignment, transfer, pledge or other conveyance of any Claim or Performance Right, or any right, title or interest therein. Each Releasor party to this Agreement covenants that such Releasor shall not initiate or voluntarily participate in, or provide assistance with respect to, any legal action, claim or proceeding against the Releasee for or in respect of any Claims or Performance Rights.

            (c) Consultant acknowledges and agrees that, upon receipt of (i) the Options; (ii) the Restricted Stock; and (iii) an executed counterpart signature page signed by the Company to the Second Consulting Agreement, Consultant shall have no rights, claims or recourse against the Company, its officers, directors, employees, stockholders, affiliates, predecessors, successors, assigns, representatives or agents, or the assets of any of the foregoing, pursuant to this Agreement.

            (d) No Admission of Liability. The Parties understand and acknowledge that this Agreement constitutes a compromise and settlement of all claims. No action taken by the Parties hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

            5. Non-Disparagement. Each party agrees to refrain from any disparagement, defamation, libel or slander of the other, or tortious interference with the contracts and relationships of the other. Consultant agrees that he or she will refrain from disparaging the Company's business and any and all of its past or present officers, director or other employees.

            6. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters set forth herein, and supersedes all prior agreements or understandings between the parties with respect to such matters, including, without limitation, the First Consulting Agreement. Notwithstanding anything to the contrary in the First Consulting Agreement, no provisions of the First Consulting Agreement shall survive termination thereof pursuant to Section 1 of this Agreement.

            7. Descriptive Headings. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

            8. Notices. All notices, requests and other communications to any party hereunder shall be in writing, and shall be sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to the Company:

         Cirilium Holdings, Inc.
         625 N. Flagler Drive
         Suite 509
         West Palm Beach, FL 33401
         Phone: (561) 491-0935
         Facsimile: (561) 491-0936

         If to Consultant:


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or to such other address or telecopy number as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section 8 or on the fifth business day following the date on which such communication is posted, whichever occurs first.

            9. Counterparts. This Agreement may be executed in one or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            10. Benefits of Agreement. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise provided in the immediately preceding sentence, this Agreement is for the sole benefit of the parties hereto and not for the benefit of any third party.

            11. Amendments and Waivers. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, shall be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

            12. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable without the prior written consent of the Company. Any instrument purporting to make an assignment in violation of this Section 12 shall be void and of no effect.

            13. GOVERNING LAW; CONSENT TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT GIVING EFFECT TO ITS CHOICE OR CONFLICT OF LAWS PROVISIONS). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF THE COURTS LOCATED IN PALM BEACH COUNTY, FLORIDA, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE LITIGATED EXCLUSIVELY IN SUCH COURTS.

            14. Enforceability. It is the desire and intent of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable, then such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

            15. Survival of Provisions. Notwithstanding anything to the contrary in this Agreement, the provisions of Sections 5, 10, 11, 12, 13, 14 and this
Section 15 shall survive both the execution and termination of this Agreement (regardless of the manner or basis of termination) in accordance with their terms.


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            16. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. Consultant acknowledges that: (a) he or she has read this Agreement; (b) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of his or her own choice or that he or she has voluntarily declined to seek such counsel; (c) understands the terms and consequences of this Agreement and of the releases it contains; (d) is fully aware of the legal and binding effect of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have executed, or have caused their duly authorized representative to execute, this Termination and Release Agreement as of the date first above written.

                                       CIRILIUM HOLDINGS, INC.

                                       By: /s/ Robert W. Pearce
                                           -------------------------------------
                                       Name: Robert W. Pearce
                                       Title: Acting Secretary

                                       By: /s/ Timothy M. Simpson
                                           -------------------------------------
                                       Timothy M. Simpson


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